SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2007

INTAC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other jurisdiction of Incorporation)	000-32621 (Commission File Number)	98-0336945 (IRS Employer Identification No.)

Unit 6-7, 32/F., Laws Commercial Plaza

788 Cheung Sha Wan Road

Kowloon, Hong Kong

(Address of principal executive offices, including zip code)

011 (852) 2385-8789

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                    Other Events.

On July 13, 2007, INTAC International, Inc.  (the “Company”) issued a press release announcing that it has established a meeting date of August 13, 2007 for a special meeting of shareholders.  The stockholders of record of the Company as of the close of business on July 10, 2007 will be entitled to vote at the special meeting on proposals to adopt the previously announced merger agreement among the Company, HowStuffWorks, Inc., HSW International, Inc. and HSW Merger Corporation and the previously announced share purchase agreement among the Company, INTAC International Holdings Limited, INTAC (Tianjin) International Trading Company, Wei Zhou, and Cyber Proof Investments Ltd.

Intac also announced that on July 12, 2007, the Securities and Exchange Commission declared effective the registration statement on Form S-4 containing the proxy statement/prospectus.  INTAC began mailing a definitive proxy statement/prospectus on or about July 12, 2007 to all of the shareholders entitled to vote at the special meeting.  A registered shareholder may vote in person at the special meeting or vote by proxy.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.                                    Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release dated July 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTAC INTERNATIONAL, INC.

By:	/s/ J. David Darnell
	Name:	J. David Darnell
	Title:	Senior Vice President and Chief Financial
Officer

Dated:  July 13, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 13, 2007.